EX-10.3

                   AMENDMENT B TO EMPLOYMENT AGREEMENT

                     AMENDMENT B TO EMPLOYMENT AGREEMENT

This Amendment B ("Amendment") is made and entered into effective as of 1/20/2004 (the "Effective Date") to the Employment Agreement referenced below by and between World Am Communications, Inc.
("Company" or "Employer"), and James Alexander, an individual (Employee") (together the "Parties").

                                RECITALS

WHEREAS, the Parties had entered into an Employment Agreement on February 20, 2002, (the "Original Agreement"); and together with
Amendment A dated September 6, 2000, and

WHEREAS, the Parties now want to amend the Original Agreement and Amendment A to make such changes as are specifically covered herein.

                                    AGREEMENT

NOW, THEREFORE, for good and valuable consideration, and in consideration of the mutual covenants and conditions herein set forth, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

Section 2.0 is hereby deleted and revised to read in its entirety as follows:

     2.0 Term. This Agreement shall commence effective as of February 20, 2002, and shall continue in effect for a period of five
(5) years (the "Employment Period"); unless terminated earlier, by Company or Employee, upon prior written notice. Further, if a change of control (as defined herein) on the Company shall have occurred during the Employment Period, this Agreement shall continue in effect for a period of twelve (12) months beyond the month in which such change of control occurred.

Section 4.1 is hereby deleted and revised to read in its entirety as follows:

     Base Salary and Considerations. A fixed salary in the amount of $120,000 per year shall be paid in consistent with the standard payroll practices of Employer in place from time-to-time, as may be adjusted from time-to-time by the Board in its discretion. The fixed salary is payable in cash, World Am common stock, or stock options. If paid in stock, those shares shall be registered under Form 144.

Section 4.1.1 is hereby added to read in its entirety as follows:

     4.1.1 Performance Bonus. Company shall also pay to executive a bonus from time-to-time based on performance of the executive. The criteria to help determine the performance of the executive may include for example, stock price, market share, sales, earnings per share, return on effective merger and or acquisitions. The ultimate amount of bonus shall be determined by the Corporate board of directors.

Section 4.2.1 is hereby deleted and revised to read in its entirety as follows:

     Twenty Four Million (24,000,000) shares of the Common Stock of the Company pursuant to the terms of the Employee Stock Purchase Plan
(ESSP) to be adopted by the Company and registered under Form S-8. These shares shall vest in equal installments, One Million Two Hundred (1,200,000) shares quarterly over the five year Term; and,

     4.3 Employee Benefit Plans. The Employee, his dependents and beneficiaries, shall be entitled to participate in any pension, profit sharing, medical reimbursement, insurance or other employee payment or benefit plan of the Employer as may be in effect from time to time, subject to the participation standards and other terms thereof, to the same extent as other officers under the benefit practices of the Company.

     Except as set forth in this Amendment B, the Original Agreement shall remain in full force and effect and references in the Original
Agreement to "this Agreement", "hereunder", "herein", "hereof", and words of like effect shall mean the Original Agreement as so amended by this Amendment B.

     This Amendment may be executed in one or more counterparts and / or by facsimile, each of which shall be deemed an original and all of which signed counterparts, taken together, shall constitute one instrument.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date referenced above.

AGREED TO:                             AGREED TO:
World Am Communications, Inc.          EMPLOYEE


By: /s/  Willis J, Kollars             By: /s/  Jim Alexander
Name: Willis J. Kollars                Name:  Jim Alexander
Title: Secretary/Director              Title: President/Chief Executive Officer


By: /s/  Thomas E. Ferneau
Name: Thomas E. Ferneau
Title: Chief Financial Officer/Director


By: /s/  Al Youngs
Name: Al Youngs
Title: Director